UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 1, 2019
Corteva, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38710	82-4979096
(State or other jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

974 Centre Road, Building 735
Wilmington, Delaware 19805
(Address of principal executive offices)(Zip Code)

(302) 485-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 1, 2019, Corteva, Inc. (the “Company”) became an independent, publicly traded company through the previously announced separation (the “Corteva Distribution”) of the agriculture business of DowDuPont Inc. (“DowDuPont”) (now known as DuPont de Nemours Inc.). Previously, DowDuPont was formed on December 9, 2015, to effect an all-stock merger of equals strategic combination between The Dow Chemical Company ("Historical Dow") and E. I. du Pont de Nemours and Company (“Historical DuPont”). On August 31, 2017, Historical Dow and Historical DuPont each merged with wholly-owned subsidiaries of DowDuPont and became subsidiaries of DowDuPont (the “Merger”). Subsequent to the merger, Historical Dow and Historical DuPont engaged in a series of certain internal reorganization and realignment steps (the “Internal Reorganization”) to realign their businesses into three subgroups: agriculture, materials science and specialty products. Dow Inc. was formed as a wholly-owned subsidiary of DowDuPont as the holding company for the materials sciences business, and the Company was formed as a wholly-owned subsidiary of DowDuPont as the holding company for the agriculture business. On April 1, 2019, Dow Inc. became an independent, publicly traded company through the previously announced separation of the materials science business of DowDuPont.

In contemplation of the distributions and to achieve the respective credit profiles of each of the intended future companies, DowDuPont completed a series of financing transactions, which included an offering of senior unsecured notes and the establishment of new term loan facilities. Additionally, in the second quarter of 2019, DowDuPont issued commercial paper. DowDuPont contributed a portion of the net proceeds of the notes offering and commercial paper to Historical DuPont and Corteva to pay off or retire a portion of Historical DuPont’s existing debt liabilities (the “Debt Retirement Transactions”).

For informational purposes only, the Company is furnishing in Exhibit 99.1 to this Current Report on Form 8-K unaudited pro forma combined statements of income (collectively, the “pro forma income statements”), selected unaudited pro forma historical segment information, and selected pro forma historical non-GAAP information for each of the quarterly periods in 2017 and 2018, the three months ended March 31, 2019 and the twelve months ended December 31, 2016, 2017 and 2018. The pro forma financial information, give effect to the Merger, Internal Reorganization, Debt Retirement Transactions and the Corteva Distribution as if they had been consummated on January 1, 2016. The pro forma financial information presented in Exhibit 99.1 do not purport to represent what the results of operations would have been had the Merger, Internal Reorganization, Debt Retirement Transactions and the Corteva Distribution been consummated on the dates indicated, nor do they purport to project the results of operations for any future period or as of any future date.

The information contained in this Form 8-K, including Exhibit 99.1, is being furnished pursuant to Regulation FD in order to provide the financial community with summary financial information and historical data that is on a basis consistent with how the Company will report current financial information. The information contained in this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. In addition, the information contained in this report shall not be deemed to be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing. The information will provide investors with tools that management uses to budget, make operating and strategic decisions and evaluate performance. This financial information should be read in conjunction with Amendment No. 4 to the Registration Statement on Form 10 (File No. 001-38710) filed by Corteva with the Securities and Exchange Commission on May 6, 2019.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

99.1*
Unaudited Pro Forma Combined Statements of Operations and Pro Forma Historical Segment Information adjusted to reflect the Merger, Internal Reorganization, Debt Retirement Transactions and the Corteva Distribution, by quarter.

* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEVA, INC.
(Registrant)

By:	/s/ Brian Titus
Name:	Brian Titus
Title:	Vice President and Controller

August 1, 2019